As filed with the Securities and Exchange Commission on October 25, 1996
                                                       Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                       SHEFFIELD MEDICAL TECHNOLOGIES INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                         13-3808303
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

         30 ROCKEFELLER PLAZA, SUITE 4515
         NEW YORK, NEW YORK                                 10112
(Address of principal executive offices)                 (Zip Code)

                              --------------------

       OPTIONS GRANTED PURSUANT TO THE REGISTRANT'S 1993 STOCK OPTION PLAN

  OPTIONS GRANTED PURSUANT TO THE REGISTRANT'S 1996 DIRECTORS STOCK OPTION PLAN

         OPTIONS GRANTED TO DIRECTORS, OFFICERS, EMPLOYEES, CONSULTANTS
      AND ADVISORS OF THE COMPANY PURSUANT TO OTHER EMPLOYEE BENEFIT PLANS
                                OF THE REGISTRANT
                            (Full Title of the Plan)

                              --------------------

                                 DOUGLAS R. EGER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       SHEFFIELD MEDICAL TECHNOLOGIES INC.
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                     (Name and Address of agent for service)

                                 (212) 957-6600
          (Telephone number, including area code, of agent for service)

                              --------------------

                                 WITH A COPY TO:
                            DANIEL J. GALLAGHER, ESQ.
                     OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200

                              --------------------

                                              CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                              Proposed         Proposed
                                                               maximum          maximum
            Title of               Amount                     offering         aggregate              Amount of
           securities              to be                        price           offering             registration
        to be registered         registered                   per share          price                   fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share                2,500shares                 $ 3.50         $     8,750            $       2.00
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share                5,000shares                 $ 3.875        $     9,688            $       3.00
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share                2,500shares                 $ 3.9375       $     9,844            $       3.00
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share                5,000shares                 $ 4.00         $    20,000            $       6.00
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share                2,000shares                 $ 4.00         $     8,000            $       2.00
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share                5,000shares                 $ 4.125        $    10,313            $       3.00
-----------------------------------------------------------------------------------------------------------------------
Common stock, $.01
par value per share                50,000shares                $ 4.4375       $   221,875            $      67.00
-----------------------------------------------------------------------------------------------------------------------
Common stock, $.01
par value per share                2,500shares                 $ 4.4375       $    11,094            $       3.00
-----------------------------------------------------------------------------------------------------------------------
Common stock, $.01
par value per share                2,500shares                 $ 4.50         $    11,250            $       3.00
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share                2,500shares                 $ 5.88         $    14,700            $       4.00
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share                2,500shares                 $ 6.25         $    15,625            $       5.00
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share                2,500shares                 $ 5.375        $    13,438            $       4.00
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share                20,000shares                $ 3.25         $    65,000            $      20.00
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share                40,000shares                $ 5.50         $   220,000            $      67.00
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share                25,000 shares               $ 4.125        $   103,125            $      32.00
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01                 500,000shares               $ 4.825        $ 2,412,601
par value per share                   (1)(3)                     (1)(3)           (1)(3)             $     732.00
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01                 500,000shares               $ 3.7891       $ 1,894,554
par value per share                   (2)(3)                     (2)(3)           (2)(3)             $     575.00
-----------------------------------------------------------------------------------------------------------------------
Total                              1,169,500 shares                           $ 5,049,857            $   1,531.00
=======================================================================================================================

(1) Represents shares of Common Stock issuable upon exercise of options granted or to be granted under the Company's 1993 Stock Option Plan. Includes (i) 50,000 shares with respect to which options have been granted at an exercise price of $5.25 per share, (ii) 82,502 shares with respect to which options have been granted at an exercise price of $6.75 per share and (iii) 50,000 shares with respect to which options have been granted at an exercise price of $8.25 per share. An additional 317,498 shares of Common Stock are to be offered at prices not presently determined. Pursuant to Rule 457(g) and (h), the offering price for these additional shares is estimated solely for the purpose of determining the registration fee and is based on $3.7188, the average of the high and low sales prices of the Common Stock on the American Stock Exchange on October 22, 1996.

(2) Represents shares of Common Stock issuable upon exercise of options granted or to be granted under the Company's 1996 Directors Stock Option Plan. Includes 45,000 shares with respect to which options have been granted at an exercise price of $4.50 per share. An additional 455,000 shares of Common Stock are to be offered at prices not presently determined. Pursuant to Rule 457(g) and (h), the offering price for these additional shares is estimated solely for the purpose of determining the registration fee and is based on $3.7188, the average of the high and low sales prices of the Common Stock on the American Stock Exchange on October 22, 1996.

(3) Pursuant to Rule 416, there are also registered hereby an indeterminate number of shares of Common Stock that may become issuable by reason of the anti-dilution provisions of the Company's 1993 Stock Option Plan and 1996 Directors Stock Option Plan.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED OCTOBER 25, 1996

PROSPECTUS

                                 322,502 SHARES

                       SHEFFIELD MEDICAL TECHNOLOGIES INC.
                     Common Stock ($.01 par value per share)


         This Prospectus relates to the reoffer and resale by certain selling shareholders (the "Selling Stockholders"), some of whom may be deemed to be "affiliates" as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"), of shares (the "Shares") constituting a portion of the Common Stock, $.01 par value (the "Common Stock"), of Sheffield Medical Technologies Inc. (the "Company") that may be issued by the Company to the Selling Stockholders upon the exercise of outstanding stock options granted pursuant to certain employee benefit plans (the "Plans") of the Company. The Shares are being reoffered and resold for the account of the Selling
Stockholders and the Company will not receive any of the proceeds from the resale of the Shares. With respect to the Shares that may be issued to the Selling Stockholders or additional affiliates under the Plans, this Prospectus also relates to certain Shares underlying options which have not as of this date been granted. If and when such options are granted, the Company will distribute a Prospectus Supplement as required by the Act.

         The offer and sale of the Shares to the Selling Stockholders were previously registered under the Securities Act. The Shares are being reoffered and resold for the accounts of the Selling Stockholders and the Company will not receive any of the proceeds from the resale of the Shares.

         The Selling Stockholders have advised the Company that the resale of their Shares may be effected from time to time in one or more transactions on the American Stock Exchange (the "AMEX"), in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." The Company will bear all expenses in connection with the preparation of this Prospectus.

         AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 4 HEREOF.

         The Common Stock of the Company is traded on the AMEX under the symbol "SHM." On October 23, 1996, the closing sale price for the Common Stock, as reported by AMEX, was $3.875.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is          , 1996.

                                TABLE OF CONTENTS


         AVAILABLE INFORMATION...............................................2

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................2

         RISK FACTORS........................................................4

         THE COMPANY.........................................................9

         USE OF PROCEEDS....................................................11

         SELLING STOCKHOLDERS...............................................11

         PLAN OF DISTRIBUTION...............................................12

         LEGAL MATTERS......................................................12

         EXPERTS............................................................12

         ADDITIONAL INFORMATION.............................................13


                             ----------------------

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the internet at http://www.sec.gov. The Common Stock of the Company is traded on the AMEX under the symbol "SHM." Reports and other information concerning the Company can be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  Company   incorporates   by  reference  the  following   documents
heretofore filed with the Commission pursuant to the Exchange Act:

                  (a) Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 1995.

                  (b) Quarterly Report of the Company on Form 10-QSB for the fiscal quarter ended June 30, 1996.

                  (c) The description of the Company's Common Stock, par value $0.01 per share, and other matters set forth in the Company's
         Registration Statement on Form 8-B filed on July 7, 1995 and any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company after the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference in this Prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to Sheffield Medical Technologies Inc., 30 Rockefeller Plaza, Suite 4515, New York, New York 10112, Attention: Douglas R. Eger, Chairman and Chief Executive Officer. Oral requests should be directed to Mr. Eger at (212) 957-6600.

         The Company's principal offices are located at 30 Rockefeller Plaza, Suite 4515, New York, New York 10112, and its telephone number is (212) 957-6600.

                         -----------------------------

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                                  RISK FACTORS

         THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND PROSPECTIVE PURCHASERS SHOULD BE AWARE THAT THE PURCHASE OF SUCH SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY BEFORE PURCHASING THE SECURITIES OFFERED HEREBY. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS.

DEVELOPMENT STAGE COMPANY; HISTORY OF OPERATING LOSSES AND ACCUMULATED DEFICIT; GOING CONCERN OPINION

         The Company is in the development stage. The Company commenced operations in the United States in January 1992 through its wholly-owned subsidiary, U-Tech Medical Corporation ("U-Tech"), a Texas corporation, to acquire, develop and commercialize what it believed to be promising medical technologies. The Company has been principally engaged to date in research funding and licensing efforts, has experienced significant operating losses and, as of June 30, 1996, had an accumulated deficit of $22,893,373. The independent auditors'report dated February 28, 1996, except for Note 10 as to which the date is April 10, 1996, on the Company's consolidated financial statements stated that the Company has not generated any operating revenue, has incurred operating losses and requires additional capital, which conditions raise substantial doubt about its ability to continue as a going concern. The Company expects that it will continue to have a high level of operating expenses and will be required to make significant up-front expenditures in connection with sponsored research agreements with independent companies, universities and other institutions ("Sponsored Research Agreements") for research and development and product development activities. As a result, the Company anticipates significant additional operating losses for 1996 and that losses will continue thereafter until such time, if ever, as the Company is able to generate sufficient revenues to sustain its operations.

         The Company's ability to achieve profitable operations is dependent in large part on regulatory approvals of its products and technologies and on its ability to enter into manufacturing and marketing agreements with other pharmaceutical, biomedical or medical companies. There can be no assurance that the Company will ever achieve profitable operations.

SIGNIFICANT LIQUIDITY RESTRAINTS

         The Company's cash available for funding its operations as of June 30, 1996 was $5,158,751. As of such date, the Company had trade payables and accrued liabilities of $247,669, current Sponsored Research Agreement funding obligations of approximately $415,000 and other current liabilities of $124,442. In addition, the Company is obligated to fund between such date and December 31, 1996 approximately $1,050,000 in the aggregate under existing Sponsored Research Agreements. The Company will be required to obtain additional funds for its business through operations or equity or debt financings, collaborative arrangements with corporate partners or from other sources. No assurance can be given that these funds will be available for the Company to finance its development on acceptable terms, if at all. If adequate funds are not available from operations or additional sources of funding, the Company's business will suffer a material adverse effect.

NEED FOR ADDITIONAL FINANCING

         Since the Company does not expect to generate substantial revenues from the sale of any products or technologies in the immediate future, the Company will require substantial additional funds from other sources to complete its research and development, to conduct additional clinical tests and to establish manufacturing and marketing relationships with pharmaceutical, biomedical or medical companies. The Company will attempt to acquire funds for these purposes through additional equity or debt financings, collaborative arrangements with corporate partners or from other sources. No assurance can be given that these funds will be available for the Company to finance its development on acceptable terms, if at all. If adequate funds are not available from operations or additional sources of funding, the Company's business will suffer a material adverse effect.

LONG TERM DEVELOPMENT OF TECHNOLOGIES; NO COMMERCIALIZATION OF PRODUCTS TO DATE

         The Company has not yet begun to market products or generate revenues from the sale of products or technologies. The Company is funding research that began, in some cases, many years before the Company acquired rights in such projects. The Company's products and technologies will require significant additional development, laboratory and clinical testing and investment prior to commercialization. The Company does not expect regulatory approval for commercial sales of any of its products or technologies in the immediate future. There can be no assurance that such products or technologies will be successfully developed, proved to be safe and efficacious in clinical trials, meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs or be successfully commercialized and marketed.

ROYALTY PAYMENT OBLIGATIONS

         The owners and licensors of the technology rights acquired by the Company are entitled to receive up to 50% of all royalties and payments in lieu of royalties received by the Company from commercialization as their royalty interest. Accordingly, in addition to its substantial investment in research and development of technologies, the Company will be required to make substantial payments to others in connection with revenues derived from commercialization of products, if any.

POTENTIAL LOSS OF RIGHTS UPON DEFAULT

         Under the terms of Sponsored Research Agreements, the Company is obligated to make periodic installments to finance research and development activities according to specified budgets. In the event that the Company defaults in the payment of an installment under the terms of a Sponsored Research Agreement, its rights thereunder could be forfeited. As a consequence, the Company could lose all rights under a Sponsored Research Agreement to the related licensed technology, notwithstanding the total investment made through the date of the default. There can be no assurance that unforeseen obligations or contingencies will not deplete the Company's financial resources and, accordingly, the Company's resources may not be available to fulfill the Company's commitments.

DEPENDENCE ON PRINCIPAL INVESTIGATORS

         The Company is dependent upon the active participation of its principal investigators in the advancement of the research and development associated with their related projects. The loss of a principal investigator, particularly in the early stages of the development of a technology, could have a material adverse effect on the related project and the Company's prospects.

RAPID TECHNOLOGICAL CHANGE; COMPETITION

         The medical research field is subject to rapid technological change and innovation. Human immunodeficiency virus ("HIV") and Acquired Immune Deficiency Syndrome ("AIDS") research, prostate cancer research, anti-proliferative research and product development, the areas in which the Company is presently engaged, are rapidly evolving fields in which developments are expected to continue at a rapid pace. In particular, HIV/AIDS research is proceeding on a wide-scale at numerous prestigious scientific research institutions and commercial ventures. Reports of progress and potential breakthroughs are occurring at an increasing speed. There can be no assurance that the Company has a competitive advantage in the field of HIV/AIDS research or in any of the other fields in which the Company may concentrate its efforts.

         The Company's success will depend upon its ability to develop and maintain a competitive position in the research, development and commercialization of products and technologies in its areas of focus. Competition from pharmaceutical, chemical, biomedical and medical companies, universities, research and other institutions is intense and is expected to increase. All, or substantially all, of these competitors have substantially greater research and development capabilities, experience, and manufacturing, marketing, financial and managerial resources. Further, acquisitions of competing companies by large pharmaceutical or other companies could enhance such competitors' financial, marketing and other capabilities. There can be no assurance that developments by others will not render the Company's products or technologies obsolete or not commercially viable or that the Company will be able to keep pace with technological developments.

GOVERNMENT REGULATION

         The Company's ongoing research and development projects are subject to rigorous U.S. Food and Drug Administration ("FDA") approval procedures. The preclinical and clinical testing requirements to demonstrate safety and efficacy in each clinical indication (the specific condition intended to be treated) and regulatory approval processes of the FDA can take a number of years and will require the expenditure of substantial resources by the Company. Delays in obtaining FDA approval would adversely affect the marketing of products to which the Company has rights and the Company's ability to receive product revenues or royalties. Moreover, even if FDA approval is obtained, a marketed product, its manufacturer and its manufacturing facilities are subject to continual review and periodic inspections by the FDA, and a later discovery of previously unknown problems with a product, manufacturer or facility may result in restrictions on such product or manufacturer. Failure to comply with the applicable regulatory requirements can, among other things, result in fines, suspensions of regulatory approvals, product recalls, operating restrictions and criminal prosecution. Additional government regulation may be established which could prevent or delay regulatory approval of the Company's products. Sales of pharmaceutical products outside the United States are subject to foreign regulatory requirements that vary widely from country to country. Even if FDA approval has been obtained, approval of a product by comparable regulatory authorities of foreign countries must be obtained prior to the commencement of marketing the product in those countries. The time required to obtain such approval may be longer or shorter than that required for FDA approval. The Company has no experience in manufacturing or marketing in foreign countries nor in matters such as currency regulations, import-export controls or other trade laws.

RISKS INCIDENT TO PATENT APPLICATIONS AND RIGHTS

         The Company's success will depend in part on its ability to obtain patent protection for products and processes and to maintain trade secret protection and operate without infringing the proprietary rights of others. The degree of patent protection to be afforded to pharmaceutical, biomedical or medical inventions is an uncertain area of the law. There can be no assurance that the Company will develop or receive sublicenses or other rights related to proprietary technology which are patentable, that any patents pending will issue, or that any issued patents will provide the Company with any competitive advantages or will not be challenged by third parties. Furthermore, there can be no assurance that others will not independently duplicate or develop similar technologies to those developed by or licensed to the Company.

         The Company supports and collaborates in research conducted at universities and other institutions. There can be no assurance that the Company will have or be able to acquire exclusive rights to inventions or technical information derived from such collaborations or that disputes will not arise as to such exclusive rights or any derivative or related research programs. If the Company is required to defend against charges of patent infringement or to protect its own proprietary rights against third parties, substantial costs will be incurred and the Company could lose rights to certain products and technologies.

RELIANCE ON THIRD PARTIES; NO MARKETING OR MANUFACTURING CAPABILITIES

         The Company does not intend to manufacture or market its products. The Company will attempt to enter into manufacturing and marketing agreements with one or more established pharmaceutical, biomedical and medical companies for any products that are developed. There can be no assurance that other pharmaceutical, biomedical or medical companies will be interested in the Company's products or technologies or be willing to enter into manufacturing or marketing agreements on terms acceptable to the Company. Further, there can be no assurance that pharmaceutical, biomedical or other medical companies will succeed in manufacturing and marketing the Company's products or technologies or that the Company will derive revenues from its products or technologies.

DEPENDENCE UPON OBTAINING HEALTHCARE REIMBURSEMENT

         The Company's ability to commercialize human therapeutic and diagnostic products may indirectly depend in part on the extent to which costs for such products and technologies are reimbursed by private health insurance or government health programs. The uncertainty regarding reimbursement may be especially significant in the case of newly approved products. There can be no assurance that price levels will be sufficient to provide a return to the Company on its investment in new products and technologies.

ADEQUACY OF PRODUCT LIABILITY INSURANCE

         The use of the Company's proposed products and processes during testing, and after approval, may entail inherent risks of adverse effects which could expose the Company to product liability claims. Product liability claims could have a material adverse effect on the business and financial condition of the Company. The Company has obtained, and will require its licensees to obtain, product liability insurance at an appropriate stage of product development and commercialization. There can be no assurance that the Company and its licensees will be able to maintain or obtain adequate product liability insurance on acceptable terms or that such insurance will provide adequate coverage against all potential claims.

VOLATILITY OF MARKET PRICE OF SECURITIES

         The market price of securities of firms in the biotechnology industry has tended to be volatile. Announcements of technological innovations by the Company or its competitors, developments concerning proprietary rights and concerns about safety and other factors may have a material adverse effect on the Company's business. The market price of the Common Stock may be significantly affected by announcements of developments in the medical field generally or the Company's research areas specifically. The stock market has experienced volatility in market prices of companies similar to the Company that has often been unrelated to the operating results of such companies. This volatility may have a material adverse effect the market price of the Common Stock.

OUTSTANDING OPTIONS AND WARRANTS

         As of September 30, 1996, the Company had reserved approximately 2,773,333 shares of Common Stock for issuance upon exercise of outstanding options and warrants, including shares of Common Stock issuable upon the exercise of options and warrants held by officers and directors of the Company. The Company has filed registration statements with the Commission covering the resale of substantially all of the shares of Common Stock underlying such options and warrants (to the extent that such shares are not registered under the registration statement of which this Prospectus constitutes a part).

         The exercise of options and outstanding warrants and sales of Common Stock issuable thereunder could have a significant depressive effect on the market price of shares of Common Stock and could materially impair the Company's ability to raise capital through the sale of its equity securities.

NO DIVIDENDS

         Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the Company. To date, the Company has not declared or paid any dividends on its Common Stock, and the Company does not anticipate paying dividends in the foreseeable future. Rather, the Company intends to apply any earnings to the expansion and development of its business.

AUTHORIZATION OF PREFERRED STOCK

         The Company's charter authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors, without shareholder approval ("Preferred Stock"). In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.
Although the Company has no present intention to issue any shares of its Preferred Stock, there can be no assurance that the Company will not do so in the future.

                                   THE COMPANY

         The Company was organized under Canadian law in October 1986 as Sheffield Strategic Metals, Inc. The Company commenced operations in the United States in January 1992 through its wholly-owned subsidiary, U-Tech Medical Corporation, a Texas corporation ("U-Tech"), with its principal offices in Houston, Texas. Effective May 19, 1992, Sheffield Medical Technologies Inc. became domesticated in the State of Wyoming without reincorporation pursuant to a "continuance" procedure under Wyoming corporation law. The continuance procedure allowed the Company to become domesticated in the United States as a Wyoming corporation without reincorporation. On June 13, 1995, the Company changed its state of Incorporation to Delaware by means of a merger with and into a newly-formed wholly-owned Delaware subsidiary of the Company. Such merger and the resulting change of the Company's state of incorporation to Delaware was approved by the Company's stockholders in January 1995.

         Unless the context otherwise indicates, the "Company" as used herein means Sheffield Medical Technologies Inc., its predecessors and its wholly-owned subsidiaries, Ion Pharmaceuticals, Inc. ("Ion") and U-Tech.

         The Company identifies and evaluates promising pharmaceutical, biomedical and medical technologies and selectively invests in those technologies that the Company believes possess strong market potential. Under Sponsored Research Agreements, the Company funds pharmaceutical, biomedical and medical research and clinical testing in exchange for license rights to commercialize resulting products and technologies. The Company's strategy is to bridge the resource and management gap between late-stage research and commercialization of any resulting products and technologies by assisting in the management of research, development, marketing, commercialization and patent prosecution of technologies and products. In addition, the Company manages the preparation and submission of Investigational New Drug Notifications ("INDs") and New Drug Applications ("NDAs") and protocols prepared for submission to the FDA. If Company-funded research and clinical testing are successful, the Company intends to enter into sublicense, joint venture or other collaborative agreements with one or more pharmaceutical, biomedical or medical companies to pursue later phase clinical testing and product manufacturing and marketing. By utilizing third party development and distribution resources, the Company believes that it can effectively avoid the substantial fixed costs traditionally associated with in-house research, development, production and distribution.

         The Company does not intend to manufacture or market its products. Instead, the Company intends to finance research projects in consideration for license rights. Thereafter, the Company will attempt to enter into manufacturing and marketing agreements with one or more established biomedical or pharmaceutical companies for any products which are developed.

         As of the date of this Prospectus, the Company has acquired certain development and marketing rights in the following projects:

         RBC-CD4 ELECTROINSERTION TECHNOLOGY. The Company is the worldwide licensee of certain technology (the "RBC-CD4 Electroinsertion Technology") relating to the electroinsertion of full-length CD4 protein into the red blood cell membrane ("RBC-CD4") for use as a therapeutic agent in the treatment of HIV. The electroinsertion process inserts CD4, the protein that serves as the binding site of the HIV virus, into a red blood cell. This altered cell complex acts as a decoy and is designed to cleanse the blood of infection by binding to and removing the HIV virus from circulation before it can infect other cells in the human immune system. The related research is being conducted by a team of scientific and medical investigators affiliated with the Center for Blood Research Laboratories, Inc. ("CBRL"), a wholly owned subsidiary of The Center for Blood Research, Inc., an affiliate of Harvard Medical School ("Harvard") and The Johns Hopkins University Medical Center ("Johns Hopkins").

         LIPOSOME-CD4 TECHNOLOGY. The Company is the worldwide licensee of certain technology (the "Liposome-CD4 Technology") relating to the incorporation of CD4 antigens into liposome bilayers and their use as a therapeutic agent in the treatment of HIV and AIDS. While RBC-CD4 Electroinsertion Technology is being developed by the Company to target HIV and HIV-infected cells in the blood, Liposome-CD4 Technology is being developed by the Company to target infections in the human lymphatic system, a major reservoir for infection not reached by blood circulation. The related research is being conducted by a team of scientific and medical investigators affiliated with CBRL.

         HIV/AIDS VACCINE. The Company holds an option to acquire a potential HIV/AIDS vaccine (the "HIV/AIDS Vaccine") developed by Professor Jean-Claude Chermann, one of the Pasteur Institute's original discoverers of HIV. The vaccine concept developed by Professor Chermann utilizes a cellular antigen that is incorporated into the HIV viral coating after the HIV virus has reproduced in a human cell. This cellular antigen does not appear to vary across the various strains of the virus and may provide a stable target to develop antibodies that can prevent infection. The Company believes this approach may also protect against both blood-borne and sexual transmission of HIV. The Company's goal is to develop an oral formulation that would make the vaccine potentially less costly and easier to distribute to a broad population. The related research is being conducted by a team of scientific and medical investigators affiliated with the French National Institute of Health and Medical Research ("INSERM").

         UGIF TECHNOLOGY. The Company holds an exclusive worldwide license for a growth regulator, which could serve as a potential prostate cancer therapy. The related technology (the "UGIF Technology") focuses on a urogenital sinus derived growth inhibitory factor that may inhibit the growth of transformed cells and tumors in the human prostate. In addition to treatment of prostate cancer, there may be a potential use of the UGIF Technology or its analogues in the treatment of other diseases or conditions dealing with abnormalities of the genitourinary system. The related research is being conducted by scientific and medical investigators affiliated with Baylor College of Medicine in Houston, Texas.

         ANTI-PROLIFERATIVE TECHNOLOGY. The Company, through its wholly-owned subsidiary, Ion, is the worldwide licensee of certain proprietary compounds (the "Trifens") for anti-proliferative and anti-growth use and holds options to acquire exclusive worldwide licenses to the uses of certain Trifens in treating sickle cell anemia and gastrointestinal disorders. The Trifens have demonstrated promise in therapeutic applications for treating a number of conditions characterized by abnormal cell proliferation. The related research is being conducted by a team of scientific and medical investigators affiliated with Harvard and Children's Hospital of Boston, Massachusetts.

         The Shares offered for resale hereby were or will be purchased by the Selling Stockholders upon exercise of options granted to them and will be sold for the account of the Selling Stockholders.


                                 USE OF PROCEEDS

         The Company will receive the exercise price of the options when exercised by the holders thereof. Such proceeds will be used for working capital purposes by the Company. The Company will not receive any of the proceeds from the reoffer and resale of the Shares by the Selling Stockholders.


                              SELLING STOCKHOLDERS

         This Prospectus relates to the reoffer and resale of Shares issued or that may be issued to the Selling Stockholders under the Plans.

         The following table sets forth (i) the number of shares of Common Stock owned by each Selling Stockholder at September 30, 1996, (ii) the number of Shares to be offered for resale by each Selling Stockholder and (iii) the number and percentage of shares of Common Stock to be held by each Selling Shareholder after completion of the offering.


                                                             Number of shares
                            Number of                        of Common Stock/
                            shares of                         Percentage of
                           Common Stock      Number of      Class to be Owned
                             Owned at      Shares to be      After Completion
                          September 30,     Offered for           of the
         Name                1996(1)          Resale           Offering(1)
         ----                -------          ------           -----------

Dr. Michael Zeldin(2)              0           32,502(3)        0/0

Anthony B. Alphin, Jr.(4)     60,000(5)        15,000(6)        45,000/*

Dr. Stephen Sohn(7)          271,000(8)        15,000(3)        256,000/2.1%

Thomas Fitzgerald(9)               0          150,000(3)        0/0

Bernard Laurent(10)          117,597(11)      110,000(6)        7,597/*


---------------------------
* Less than 1%.

(1) Calculations assume that all options and warrants held by directors and executive officers and exercisable within 60 days after September 30, 1996 have been exercised.
(2) Dr. Zeldin has served as a director of the Company since May 1996 and has served as an officer of the Company since March 1996.
(3) Represents shares of Common Stock issuable upon exercise of options that are not presently exercisable and are not exercisable within 60 days of September 30, 1996.
(4)      Mr. Alphin has served as a director of the Company since 1993.

(5) Includes 50,000 shares of Common Stock issuable upon exercise of presently exercisable options or options exercisable within 60 days of September 30, 1996.
(6) Pursuant to the terms of the Company's 1996 Directors Stock Option Plan, non-employee directors of the Company receive an annual grant on January 1 of each year of an option to purchase 15,000 shares of Common Stock. In the event that the listed individual remains a non-employee director of the Company, such individual shall receive such additional grants and the shares of Common Stock issuable upon the exercise of such additional options may be offered through this Prospectus.
(7)      Dr. Sohn has served as a director of the Company since 1995.
(8) Represents (i) 50,000 shares of Common Stock subject to options exercisable within 60 days of September 30, 1996, (ii) 191,000 shares of Common Stock subject to a warrant issued to SMT Investment Partnership, a Massachusetts limited partnership ("SMT") and (iii) 30,000 shares of Common Stock subject to a warrant issued to The Fort Hill Group, Inc. ("Fort Hill"). Dr. Sohn is a general partner of SMT and a former officer of Fort Hill. Dr. Sohn disclaims beneficial ownership of (a) any shares of Common Stock that SMT has the right to acquire and (b) any share that Fort Hill has the right to acquire (other than 10,000 shares issuable upon exercise of the above-mentioned warrant issued to Fort Hill that Dr. Sohn has the right to receive upon issuance).
(9) Mr. Fitzgerald has served as Chief Operating Officer of the Company since June 1996.
(10)     Mr. Laurent has served as a director of the Company since 1995.
(11)     Includes (i) 25,000 shares of Common Stock owned by Global Equities and
         (ii) 12,500 shares of Common Stock subject to warrants exercisable within 60 days of September 30, 1996 held by Global Equities. Mr. Laurent is a director of Global Equities. Mr. Laurent disclaims beneficial ownership of any shares of Common Stock held by Global Equities or that it has the right to acquire.


                              PLAN OF DISTRIBUTION

         It is anticipated that resale of Shares will be effected from time to time by the Selling Stockholders in one or more transactions on the AMEX, in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. The Selling Stockholders have advised the Company that they are not parties to any agreement, arrangement or understanding as to such sales.


                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Olshan Grundman Frome & Rosenzweig LLP, New York, New York 10022.

                                     EXPERTS

         The consolidated financial statements of Sheffield Medical Technologies Inc. and subsidiary (a development stage enterprise) appearing in Sheffield Medical Technologies Inc.'s Annual Report (Form 10-KSB) for the years ended December 31, 1995 and 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to conditions that raise substantial doubt about the Company's ability to continue as a going concern as further described in Note 9 to the consolidated financial statements) included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Sheffield Medical Technologies Inc. and subsidiary (a development stage enterprise) as of December 31, 1993 and for the period from October 17, 1986 (inception) to December 31, 1993 and the years ended December 31, 1992 and 1993 have been incorporated by reference herein and in the registration statement of which this Prospectus constitutes a part in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The report of KPMG Peat Marwick LLP covering the December 31, 1993 consolidated financial statements contains an explanatory paragraph that states that the Company's recurring losses and net deficit position raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.


                             ADDITIONAL INFORMATION

         The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act (the "Registration Statement") with respect to the Shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated herein by reference and made a part hereof:

                  (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

                  (b) Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1996.

                  (c) The description of the Registrant's Common Stock, par value $0.01 per share, and other matters set forth in the Registrant's Registration Statement on Form 8-B filed on July 7, 1995 and any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Certain legal matters in connection with the issuance of the shares of Common Stock offered hereby have been passed upon for the Registrant by Messrs. Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Except as hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such.

         Article TENTH of the Registrant's Certificate of Incorporation provides as follows:

                  The  Corporation  shall,  to the fullest  extent  permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 5.1 of the By-laws of the Registrant's provides as follows:

                  (a) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of the Corporation, or a person serving in any other enterprise at the request of the Corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b) of this Section, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses

(including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors, or (3) by independent legal counsel in a written opinion, or (4) by the stockholders.

                  (e) Expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section.

                  (f) The indemnification and advancement of expenses provided by or granted pursuant to, the other subsections of this Section shall not limit the Corporation from providing any other indemnification or advancement of expenses permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

                  (h) The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (i) For the purposes of this Section, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (j)  This   Section  5.1  shall  be   construed  to  give  the
Corporation the broadest power permissible by the Delaware General Corporation Law, as it now stands and as heretofore amended.

         Section 145 of the General Corporation Law of the State of Delaware provides as follows:


                  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e)  Expenses  (including  attorneys'  fees)  incurred  by  an officer or director in defending any civil criminal administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director. officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Registrant has purchased a Directors and Officers Liability Insurance policy for coverage of up to $2,000,000 effective May 3, 1995 to May 3, 1997.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

           No.   Description                                                          Reference
           ---   -----------                                                          ---------
           4.1   Form of Common Stock Certificate                                        (1)
           4.3   1993 Stock Option Plan                                                  (1)
           4.4   1993 Restricted Stock Plan                                              (1)
             5   Opinion of Olshan Grundman Frome & Rosenzweig LLP                       (2)
                 with respect to the securities registered
                 hereunder
          23.1   Consent of KPMG Peat Marwick LLP relating to the                        (2)
                 use of Financial Statements
          23.2   Consent of Ernst & Young LLP relating to use of                         (2)
                 Financial Statements
          23.3   Consent of Olshan  Grundman Frome & Rosenzweig LLP (included in its opinion filed as Exhibit 5)
            24   Powers of Attorney (included on the signature                           (2)
                 page to this Registration Statement)

------------------
(1) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995 filed with the Securities and Exchange Commission.

(2)      Filed herewith.

ITEM 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)    To include  any  material  information  with
                                    respect  to the  plan  of  distribution  not
                                    previously  disclosed  in  the  Registration
                                    Statement  or any  material  change  to such
                                    information in the  Registration  Statement.
                                    Notwithstanding  the foregoing,  an increase
                                    or decrease in volume of securities  offered
                                    (if the  total  dollar  value of  securities
                                    offered  would  not  exceed  that  which was
                                    registered)  and any deviation  from the low
                                    or  high  and  of  the   estimated   maximum
                                    offering  range may be reflected in the form
                                    of  prospectus  filed  with  the  Commission
                                    pursuant   to  Rule   424(b)   if,   in  the
                                    aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    provided,  however,  that  paragraph (i) and
                                    (ii)  above do not apply if the  information
                                    required to be included in a  post-effective
                                    amendment by those  paragraphs  is contained
                                    in a periodic report filed by the registrant
                                    pursuant  to  Section  13 or  15(d)  of  the
                                    Securities  Exchange  Act of 1934  that  are
                                    incorporated    by    reference    in    the
                                    Registration Statement;

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 25, 1996.


                                             SHEFFIELD MEDICAL TECHNOLOGIES INC.


                                             /S/ DOUGLAS R. EGER
                                             -----------------------------------
                                                   Douglas R. Eger,
                                                   Chairman, President and
                                                   Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas R. Eger and George Lombardi his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 SIGNATURE                             TITLE                     DATE
                 ---------                             -----                     ----
/S/ DOUGLAS R. EGER                             Director, Chairman,         October 25, 1996
-----------------------------------------       President and Chief
             Douglas R. Eger                    Executive Officer


/S/ ANTHONY B. ALPHIN, JR.                      Director                    October 25, 1996
-----------------------------------------
          Anthony B. Alphin, Jr.

/S/ STEPHEN SOHN, M.D.                          Director                    October 25, 1996
-----------------------------------------
            Stephen Sohn, M.D.

/S/ GEORGE LOMBARDI                             Chief Financial             October 25, 1996
-----------------------------------------       Officer and Chief
              George Lombardi                   Accounting
                                                Officer

/S/ BERNARD LAURENT                             Director                    October 25, 1996
-----------------------------------------
              Bernard Laurent

/S/ MICHAEL ZELDIN                              Director and Chief          October 25, 1996
-----------------------------------------       Scientific Officer
              Michael Zeldin

/S/ THOMAS M. FITZGERALD                        Director and Chief          October 25, 1996
-----------------------------------------       Operating Officer
           Thomas M. Fitzgerald

THE 1993 OPTION PLAN. Pursuant to the requirements of the Securities Act of 1933, the members of the Stock Option Committee have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 25, 1996.



                                             /S/ STEPHEN SOHN, M.D.
                                             -----------------------------------
                                             Stephen Sohn, M.D.




                                             /S/ ANTHONY B. ALPHIN, JR.
                                             -----------------------------------
                                             Anthony B. Alphin, Jr.